CONSULTING AGREEMENT


         AGREEMENT, dated as of March 15, 1999 by and among PIPELINE DATA, INC., a Delaware corporation, (the "Company"), and UNIFUND AMERICA, INC. ("America") and UNIFUND FINANCIAL GROUP, INC. ("Group") (together America and Group may be referred herein as the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Company is developing a website to provide healthcare consumers with information on a broad range of medical conditions.

         WHEREAS, the Company wishes to avail itself of the advice and services of Consultant and Consultant wishes to be engaged by the Company.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

1. Engagement and Term. Subject to the terms and conditions of this Agreement, the Company agrees to engage Consultant, and Consultant agrees to serve the Company, as its consultant, for a period of one year from the date hereof. Consultant's duties under this Agreement shall include:

     1.1  the service by R. Scott Barter on the Company's board of directors;

     1.2 the referral of outside directors with management and business expertise to serve on the Company's board of directors;

     1.3 the provision of strategic advice in the areas of corporate planning, financial planning, management, technology and marketing;

     1.4 the assembly of a team of professionals to provide the Company with legal and accounting services; and

     1.5 The referral of additional personnel as needed in the areas of technology, web design and management consulting.

2. Consultant's performance. All work done by the Consultant shall be of the highest professional standard and shall be performed to the Company's reasonable satisfaction.

3. Compensation. The Company shall pay to Group a fee payable in the form of 623,750 shares of common stock of the Company.

4. Indemnification. The Company agrees to indemnify and hold harmless Consultant from and against claims, demands, losses, liability, damages or expenses arising in any way from the advice rendered by Consultant to Company so long as such advice was not rendered in a grossly negligent manner or was a result of willful misconduct or unlawful acts.

5. No authority to bind Company. Consultant has no authority to enter into contracts or agreements on behalf of the Company. This Agreement does not create a partnership or joint venture between the parties.

6. Assignment. This Agreement shall not be assigned by the Consultant without the Company's prior written permission which such permission can be withheld for any reason or for no reason.

7. Waiver; Extensions. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed, as a waiver of any subsequent breach. No extension of time for


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     performance of any obligations or acts shall be deemed an extension of the time for performance of any obligations or acts.

8. Non-waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any right preclude other or future exercises thereof or of any other right.

9. Modification. No change, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by both the Company and the Consultant.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between the Company and the Consultant.

11. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of New York State applicable to agreements made and to be performed wholly within such state without regard to its conflicts of law principles.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but on and the same instrument.

13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties or the context and facts may require.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed on the day and year first written above.




                                                 UNIFUND FINANCIAL GROUP, INC.



                                                 /s/ R. Scott Barter
                                                 -------------------
                                                 By: R. Scott Barter
                                                 Its:  President



                                                 UNIFUND AMERICA, INC.

                                                 /s/ R. Scott Barter
                                                 -------------------
                                                 By: R. Scott Barter
                                                 Its:  President


                                                 PIPELINE DATA, INC.


                                                 /s/ Jack Rubinstein
                                                 -------------------
                                                 By: Jack Rubinstein
                                                 Its:  Chief Executive Officer